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EXHIBIT 10.16

Summary of Directors' Compensation

        Under Singapore law, the Company may only provide cash compensation to its non-employee directors for services rendered in their capacity as directors with the prior approval from its shareholders at a general meeting. At the 2011 Annual General Meeting, the Company's shareholders approved certain changes in the cash compensation arrangements for the non-employee directors of the Company, including the non-executive Chairman. As a result, the current cash compensation arrangements are as follows: (i) annual cash compensation of $85,000, payable quarterly in arrears, for services rendered as a director; (ii) additional annual cash compensation of $50,000, payable quarterly in arrears to the Chairman of the Audit Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Audit Committee and for his or her participation on the Audit Committee; (iii) additional annual cash compensation of $15,000, payable quarterly in arrears to each other non-employee director who serves on the Audit Committee for his or her participation on the Audit Committee; (iv) additional annual cash compensation of $15,000, payable quarterly in arrears to the Chairman of the Nominating and Corporate Governance Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Nominating and Corporate Governance Committee and for his or her participation on the Nominating and Corporate Governance Committee; and (v) additional annual cash compensation of $8,000, payable quarterly in arrears to each other non-employee director who serves on the Nominating and Corporate Governance Committee for his or her participation on the Nominating and Corporate Governance Committee.

        The non-executive Chairman receives additional annual cash compensation of $100,000, payable quarterly in arrears, for services rendered as the non-executive Chairman and receives all other compensation payable to our non-employee directors, including cash compensation payable for service (including as Chairman) on any Board committees. The non-employee directors, including the non-executive Chairman, also receive equity compensation as described in the Company's most recent proxy statement for its Annual General Meeting. At the 2014 Annual General Meeting, the Company's shareholders approved certain changes in the cash compensation arrangements for certain non-employee directors of the Company, including the Chairman of the Compensation Committee and each non-employee director who serves on the Compensation Committee (other than the Chairman of the Compensation Committee). As a result, an (i) additional annual cash compensation of $50,000 is payable quarterly in arrears to the Chairman of the Compensation Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Compensation Committee and for his or her participation on the Compensation Committee; and (ii) additional annual cash compensation of $15,000is payable quarterly in arrears to each other non-employee director who serves on the Compensation Committee for his or her participation on the Compensation Committee.

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  EXHIBIT 10.16
Summary of Directors' Compensation